Exhibit 99.1

October 25, 2005

Jay M. Short, Ph.D.

Diversa Corporation

4955 Directors Place

San Diego, CA 92121-1609

Dear Jay:

This letter sets forth the substance of the agreement (“Agreement”) between you and Diversa Corporation (the “Company”), offered to you by the Company in connection with your resignation of employment.

1. Resignation. Your employment with the Company, and all affiliates, subsidiaries, and/or related corporation, ventures, and entities, will terminate as a result of your resignation effective October 5, 2005 (the “Resignation Date”). You agree and acknowledge that you resign from the Company’s Board of Directors effective as of the Resignation Date.

2. Closing Benefits. In consideration of your service and the release of claims contained in this Agreement, the Company will provide you with the following benefits after the Effective Date (as defined below) of this Agreement:

a. Salary Continuation. Provided that this Agreement becomes effective as specified in Section 12 herein, the Company will provide you with continuation of your base salary in effect as of the Resignation Date, subject to standard payroll deductions and withholdings, for a period of twelve (12) months following the Resignation Date. Notwithstanding the foregoing, the first 6 months of such salary continuation payments will accrue, but not be paid, until the first regular payroll date that occurs on or after April 6, 2006. Thereafter, such salary continuation payments will be made on the Company’s regular payroll dates and in accordance with the Company’s regular payroll practices and policies. If at any time you breach or default under this Agreement or any other obligation which you owe to the Company, the Company shall have, in addition to all other remedies, the right to cease making the payments specified in this Section 2a and shall have no further obligation to make such payments.

b. COBRA Coverage. Provided that this Agreement becomes effective as specified in Section 12 herein, and provided that you timely elect to continue your health insurance coverage under COBRA, the Company will provide you with a payment equal to the cost of monthly premiums that would be charged under COBRA for continued insurance coverage for you and any family members enrolled in Company-provided group health insurance coverage as of the Resignation Date until the earliest of (i) the end of the twelve (12) month period following the Resignation Date, (ii) the expiration of your continuation coverage under COBRA, or (iii) the date you become eligible for substantially equivalent health insurance coverage in connection with new employment.

c. Accelerated Vesting of Stock Options. The Company has granted to you stock options under its 1997 Equity Incentive Plan (the “Plan”) to purchase shares of the Company’s common stock. Provided that this Agreement becomes effective as specified in Section 12 herein, the vesting of your outstanding unvested stock options shall partially accelerate, so that such options shall become additionally vested on the Effective Date with respect to that number of shares in accordance with the original vesting schedule in effect for such shares as if you had completed an additional twelve months of service as of October 5, 2005. Your execution of this Agreement constitutes your consent to the foregoing amendment of your options. By executing this Agreement, you further acknowledge that you have had the opportunity to consult with your tax advisor regarding the tax consequences to you, if any, of the foregoing amendment of your options.

d. Accelerated Vesting of Restricted Stock Award. In February 2005, the Company had granted to you a restricted stock award under the Plan for 75,000 shares of the Company’s common stock. Provided that this Agreement becomes effective as specified in Section 12 herein, the vesting of your restricted stock award shall partially accelerate, so that the shares subject to such stock award shall become additionally vested on the Effective Date with respect to that number of shares in accordance with the original vesting schedule in effect for such award as if you had completed an additional twelve months of service as of October 5, 2005, which shares number 28,125. Your execution of this Agreement constitutes your consent to the foregoing amendment of your restricted stock award. By executing this Agreement, you hereby agree that any applicable federal, state, local and foreign tax withholding obligation of the Company which arises in connection with the vesting of the shares will be satisfied by corresponding reduction in the amount of the salary continuation payments specified in Section 2.a herein. By executing this Agreement, you further acknowledge that you have had the opportunity to consult with your tax advisor regarding the tax consequences to you of the foregoing amendment of your restricted stock award.

e. Tax Preparation Costs. The Company agrees to pay the reasonable costs, up to a maximum of ten thousand dollars ($10,000.00), associated with the preparation of your annual income tax returns for the calendar year 2005.

3. Accrued Salary and Vacation. On the Resignation Date, you will be paid all accrued salary, and all accrued and unused vacation, earned through the Resignation Date, subject to standard payroll deductions and withholdings.

4. Stock Options or Awards. Except as specifically modified by this Agreement, terms, conditions, and limitations applicable to your restricted stock award, other equity awards or options to purchase the Company’s Common Stock (“Awards”) under the Plan will remain in full force and effect pursuant to the applicable Award agreements between you and the Company, the applicable Plan documents, and any other documents applicable to such Awards (including but not limited to the Note, as defined below).

5. No Other Compensation or Benefits. You acknowledge that, except as expressly provided in this Agreement, you will not receive any additional compensation, severance or benefits after the Resignation Date. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to modify or amend that certain Secured Promissory Note dated April 13, 2001 or that certain Additional Bonus Agreement dated April 13, 2001 (collectively the “Note”), which the Company and you acknowledge and agree will remain in full force and effect.

6. Expense Reimbursement. You agree that, no later than December 1, 2005, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Resignation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice.

7. Return of Company Property. You agree that you will return to the Company all proprietary Company documents (and all copies thereof) and other Company property in your possession or control, including, but not limited to, Company files, correspondence, memoranda, notes, notebooks, drawings, books and records, plans, forecasts, reports, proposals, studies, agreements, financial information, personnel information, sales and marketing information, research and development information, systems information, specifications, computer-recorded information, tangible property and equipment, credit cards, entry cards, identification badges and keys and any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof in whole or in part) (“Company Property”) no later than October 31, 2005. You also represent that you will perform a good faith search to ensure that you are not in possession or control of any Company Property after such date, and that you will cooperate in allowing a representative of the Company’s IT Department to access your computer equipment to confirm that you are not in possession or control of any Company Property should the Company so request. Notwithstanding the foregoing, in consideration of your promises and covenants in this Agreement, you shall be permitted to keep the Company office equipment currently maintained at your home which is identified in Exhibit A hereto.

8. Proprietary Information Obligations. You acknowledge that the Employee Invention and Non-Disclosure Agreement executed by you, attached hereto as Exhibit B, will remain in full force and effect.

9. Confidentiality. Each of you and the Company agree to hold the terms of this Agreement in strictest confidence and agree not to publicize or disclose the terms in any manner whatsoever; provided, however, that: (a) you may disclose this Agreement in confidence to your immediate family, (b) the Company may disclose this Agreement as required by any applicable law, regulation, listing standard or rule and (c) you and the Company may disclose this Agreement in confidence to your respective attorneys, accountants, auditors, and tax preparers. In particular, and without limitation, you may not disclose the terms of this Agreement to any current or former Company employee or agent, other than to a Company employee authorized to negotiate the terms of this Agreement on behalf of the Company.

10. Nondisparagement. You agree that you will not at any time disparage the Company or any of its officers, directors, or employees, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that you will respond accurately and fully to any questions, inquiry or request for information when required by legal process. The Company will direct its officers and directors not to at any time disparage you in any manner likely to be harmful to you or your business reputation or personal reputation; provided that the Company will respond accurately and fully to any questions, inquiry or request for information when required by legal process.

11. Release of Claims By You. In exchange for the consideration provided to you by this Agreement that you are not otherwise entitled to receive, you hereby generally and completely release the Company and its directors, officers, employees, shareholders, members, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to your signing this Agreement. This general release includes, but is not limited to: (1) all claims arising out of or in any way related to your employment with the Company or the termination of that employment; (2) all claims related to your compensation or benefits from the Company, including, but not limited to, salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including, but not limited to, claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including, but not limited to, claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the California Fair Employment and Housing Act (as amended), the California Labor Code, and the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”).

12. ADEA Waiver. You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the ADEA (“ADEA Waiver”). You also acknowledge that the consideration given for the ADEA Waiver is in addition to anything of value to which you were already entitled. You further acknowledge that you have been advised by this writing, as required by the ADEA, that: (a) your ADEA Waiver does not apply to any rights or claims that arise after the date you sign this Agreement; (b) you should consult with an attorney prior to signing this Agreement; (c) you have twenty-one (21) days to consider this Agreement (although you may choose to voluntarily sign it sooner); (d) you have seven (7) days following the date you sign this Agreement to revoke the ADEA Waiver; and (e) this Agreement will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after you sign this Agreement (the “Effective Date”). You understand and agree that you will not receive the benefits specified in this Agreement unless this Agreement becomes effective.

13. Section 1542 Waiver. In granting the release herein, you hereby acknowledge that you have read and understand Section 1542 of the California Civil Code: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” You hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to your release of claims herein.

14. Release of Claims by the Company. In exchange for the promises and covenants set forth herein, the Company hereby releases, acquits, and forever discharges you and your agents and attorneys from any and all claims, liabilities, demands, causes of action, costs, expenses, attorney’s fees, damages indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, arising out of or in any way related to agreements, acts, or conduct by you at any time prior to the Separation Date, including but not limited to, all such claims and demands directly or indirectly arising out of or in any way connected with your employment or your service as an employee of the Company, provided, however, that this release shall not include or extend to claims arising from or related to any act of fraud, embezzlement, financial or reporting misconduct, or criminal behavior by you against the Company.

15. Arbitration. To ensure rapid and economical resolution of any disputes which may arise under this Agreement, you and the Company agree that any and all disputes or controversies of any nature whatsoever (with the sole exception of disputes involving enforcement of the Employee Inventions and Non-Disclosure Agreement), arising from or regarding the interpretation, performance, enforcement or breach of this Agreement shall be resolved by confidential, final and binding arbitration (rather than trial by jury or court or resolution in some other forum) conducted by Judicial Arbitration and Mediation Services, Inc. (“JAMS”) in San Diego, California, under the then-existing JAMS rules. The prevailing party in such arbitration proceedings shall be entitled to recover from the other party reasonable attorneys’ fees and other recoverable costs incurred in connection with such arbitration proceeding. Nothing in this Agreement shall prevent either party from seeking to obtain injunctive relief in court to preserve the status quo or prevent irreparable harm pending the conclusion of any such arbitration. Notwithstanding the foregoing, you and the Company each have the right to resolve any issue or dispute involving confidential, proprietary or trade secret information, or intellectual property rights, by Court action instead of arbitration.

16. Officer Protections. Nothing in this Agreement shall be deemed to modify, amend or revoke the protections afforded to you under the Company’s certificate of incorporation, by-laws, director and officer insurance policy and your Indemnification Agreement with the Company dated February 5, 2000.

17. Miscellaneous. This Agreement constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both you and the Chairman of the Board of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. The failure to enforce any breach of this Agreement shall not be deemed to be a waiver of any other or subsequent breach. For purposes of construing this Agreement, any ambiguities shall not be construed against either party as the drafter. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified so as to be rendered enforceable in a manner consistent with the intent of the parties insofar as possible. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California. This Agreement may be executed in counterparts or with facsimile signatures, which shall be deemed equivalent to originals. You agree that you will not provide assistance, information or advice, either directly or through the use of any other person, to any person or entity in connection with bringing any claim or action of any kind against the Company, nor shall you induce or encourage any person or entity to do so. You and the Company agree that the foregoing sentence shall not prohibit you from testifying truthfully under subpoena or providing other assistance under compulsion of law. You further agree to provide reasonable cooperation and complete information to the Company in the event of litigation or threatened litigation against the Company or its employees, agents, officers or directors.

If this Agreement is acceptable to you, please sign below and return one original to me.

I wish you all the best in your future endeavors.

Sincerely,

Diversa Corporation

By:	/s/ James H. Cavanaugh
James H. Cavanaugh, Ph.D.
Chairman of the Board

AGREED AND ACCEPTED:

/s/ Jay M. Short	10/26/05
Jay M. Short, Ph.D.	Date